For Immediate Release

Contact:	Mark Doheny Director, Investor Relations 713-209-8484 Mark.Doheny@cooperindustries.com

Cooper Industries Reports Third Quarter Earnings from Continuing Operations of $.70 Per Share,
Excluding Unusual Items; Record Nine Month Free Cash Flow

Third Quarter GAAP Earnings of $0.68 Per Share, Inclusive of $.02 Per Share of Unusual Items

Dublin, Ireland, October 22, 2009 – Cooper Industries plc (NYSE: CBE) reported third quarter 2009 earnings per share from continuing operations of $.68 (diluted), compared with $1.08 per share from continuing operations for the third quarter of 2008. During the third quarter of 2009 Cooper recognized a pre-tax restructuring charge of $6.5 million or $.03 per share. The third quarter of 2009 also included a favorable impact from discrete tax items which improved reported results by approximately $.01 per share. Excluding these unusual items, the third quarter 2009 earnings per share was $.70 per share compared to $.97 per share for earnings for the third quarter of 2008, excluding favorable discrete tax items. Third quarter 2009 revenues decreased 25.5 percent to $1.29 billion, compared with $1.73 billion for the same period last year. Core revenues were 23.6 percent lower than comparable prior year with currency translation reducing reported revenue by 2.0 percent for the quarter.

“Our continued focus on cost management across the company allowed us to increase our operating margin 160 basis points sequentially from the second quarter, excluding unusual items, and deliver earnings per share at the top end of the forecast. Revenue and orders for maintenance and repair items and product lines that declined rapidly at the beginning of the economic downturn are beginning to improve, while the longer cycle products appear to have now bottomed,” said Cooper Industries’ Chairman and Chief Executive Officer Kirk S. Hachigian.

During the first nine months of 2009 Cooper generated a record $569.0 million in free cash flow after $70.8 million of capital expenditures compared with the previous record of $473.4 million for the first nine months of 2008. Our total debt net of cash and investments totaled $547.3 million compared to $952.4 million at December 31, 2008. “Our global teams have delivered record free cash flow as we have adjusted our cost structure and working capital levels to be aligned with market conditions. As a result of these focused efforts, we are in position to retire our $275 million debt obligation in November from currently available cash and preserve our financial flexibility to continue to invest in our long-term strategic initiatives and return capital to our shareholders,” said Hachigian.

Revenues for the first nine months of 2009 were $3.81 billion, a 23.7 percent decrease from the $5.0 billion in revenues for the first nine months of 2008. Core revenues were 21.1 percent lower than the comparable prior year period with currency translation reducing reported revenue by 3.3 percent and acquisitions adding 0.7 percent to reported revenues for the nine month period. For the first nine months of 2009, income from continuing operations, excluding unusual items, was $296.0 million, compared with $487.1 million for the prior year’s first nine months excluding unusual items. Diluted earnings per share from continuing operations, excluding unusual items for comparable periods, were $1.76 compared with prior year’s $2.75.

During the third quarter of 2009, Cooper recognized a gain from discontinued operations of $6.6 million (net of tax of $4.2 million) or $.04 per share and for the first nine months Cooper recognized a gain from discontinued operations of $25.5 (net of tax of $16.2 million) or $.15 per share from negotiated insurance coverage settlements that were not previously recognized. Cooper believes that it is likely that additional insurance recoveries will be recorded in the future as new insurance-in-place agreements are consummated or settlements with insurance carriers are completed. Timing and value of these agreements and settlements cannot be currently estimated as they may be subject to extensive additional negotiation and litigation.

Segment Results
Electrical Products segment revenues for the third quarter of 2009 decreased 24.8 percent to $1.15 billion, compared with $1.53 billion in the third quarter 2008. Core revenues were 23.1 percent lower than comparable prior year periods with currency translation reducing reported results 1.8 percent and acquisitions adding 0.1 percent to reported revenues for the third quarter. Segment operating earnings, excluding the impact of restructuring charges, were $173.5 million, a decrease of 31 percent from the $249.7 million in the prior year’s third quarter. Segment operating margin, excluding the unusual items, decreased 130 basis points to 15.1 percent for the third quarter of 2009, compared to the third quarter of 2008. Sequentially from the second quarter of 2009, Electrical Products revenues were 1.4 percent higher with segment operating margins increasing 150 basis points, excluding unusual items.

Revenues for the first nine months of 2009 decreased 22.5 percent to $3.41 billion, compared to $4.4 billion for the same period last year. Segment operating earnings for the first nine months of 2009 declined to $467.0 million excluding restructuring charges, compared to $732.2 million in the prior-year period.

Tools segment revenues for the third quarter of 2009 were $139.2 million, down 31 percent from 2008 third quarter revenues of $201.7 million. Excluding the effects of currency translation, which reduced reported revenues in the quarter by 3.2 percent, core revenues for the quarter were 27.8 percent lower than 2008 third quarter on substantially lower industrial, retail and automotive demand. Segment operating earnings, excluding restructuring charges, were $6.8 million, compared to the third quarter 2008 earnings of $24.1 million. Segment operating margin, excluding restructuring charges, for the third quarter 2009 was 4.9 percent compared to 11.9 percent for the comparable prior year period. Sequentially from the second quarter of 2009, Tools segment revenues were flat with segment operating margins increasing 280 basis points, excluding unusual items.

Revenues for the first nine months of 2009 decreased 33 percent to $404.2 million, compared to $600.5 million for the same period last year. Segment operating earnings excluding restructuring charges for the first nine months of 2009 were $5.8 million compared to operating earnings of $63.6 million in the prior year period.

Outlook
“In the third quarter, we delivered another strong performance in the face of a continuing difficult global economic environment. While we have done an outstanding job right-sizing our businesses for the new economic reality, we have also remained focused on future growth by continuing to invest in new products, international expansion and evaluating acquisitions that strengthen our core. We are very well positioned to capitalize on the emerging technologies and global trends that are impacting our business. Our teams are aligned and we have ample resources to execute our long-term strategies,” commented Hachigian.

“For 2009, we now are forecasting earnings per share from continuing operations of $2.35 to $2.45, excluding restructuring and unusual items, compared to the $2.30 to $2.50 forecast in July 2009. For the year, we currently expect to incur $.16 to $.18 per share of restructuring charges. For the fourth quarter of 2009, we expect earnings per share of $.60 to $.70, excluding restructuring and unusual items. In the fourth quarter of 2009, we expect to incur additional restructuring charges of $.03 to $.05 per share. Free cash flow after capital expenditures for the full year is expected to exceed $650 million,” said Hachigian.

About Cooper Industries

Cooper Industries plc (NYSE: CBE) is a global manufacturer with 2008 revenues of $6.5 billion, approximately 88% of which are from electrical products. Founded in 1833, Cooper’s sustained level of success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has eight operating divisions with leading market share positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2008, sixty-one percent of total sales were to customers in the industrial and utility end-markets and thirty-seven percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 23 countries as of 2008. For more information, visit the website at www.cooperindustries.com.

Comparisons of 2009 and 2008 third quarter results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding future revenues, costs and expenses, earnings, earnings per share, margins, cash flows, dividends and capital expenditures. Important factors which may affect the actual results include, but are not limited to, political developments, market and economic conditions, changes in raw material, transportation and energy costs, industry competition, the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans and cost control and productivity improvement programs, the magnitude of any disruptions from manufacturing rationalizations, changes in mix of products sold, mergers and acquisitions and their integration into Cooper, the timing and amount of any stock repurchases by Cooper, changes in financial markets including currency exchange rate fluctuations, changing legislation and regulations including changes in tax law, tax treaties or tax regulations, and the resolution of potential liabilities and insurance recoveries resulting from on-going Pneumo-Abex related asbestos claims.

Conference Call

Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s third quarter 2009 performance. Those interested in hearing the conference call may listen via telephone by dialing (866) 700-6293 using pass code 40181915, or over the Internet through the Investor Center section of the Company’s website, using the “Management Presentations” link. International callers should dial (617) 213-8835 and use pass code 40181915.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s website under the heading “Management Presentations.”

Informational exhibits concerning the Company’s third quarter performance that may be referred to during the conference call will be available in the Investor Center section of the Company’s website under the heading “Management Presentations” prior to the beginning of the call.

CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended September 30,
	2009	2008
	(in millions where applicable)
Revenues	$1,286.4	$1,727.7
Cost of sales	876.5	1,170.0
Selling and administrative expenses	251.1	307.8
Restructuring and asset impairment charges	6.5	—

Operating earnings	152.3	249.9
Interest expense, net	15.9	17.3

Income from continuing operations before income taxes	136.4	232.6
Income taxes	22.1	43.4

Income from continuing operations	114.3	189.2
Income related to discontinued operations (net of income taxes)	6.6	16.6

Net income	$120.9	$205.8

Net Income Per Common share:
Basic:
Continuing operations	$.68	$1.09
Discontinued operations	$.04	$.10

Net Income	$.72	$1.19

Diluted:
Continuing operations	$.68	$1.08
Discontinued operations	$.04	$.09

Net Income	$.72	$1.17

Shares Utilized in Computation of Income Per Common Share:
Basic	167.1 million	173.6 million
Diluted	168.3 million	175.7 million

PERCENTAGE OF REVENUES

	Quarter Ended September 30,
	2009	2008
Revenues	100.0%	100.0%
Cost of sales	68.1%	67.7%
Selling and administrative expenses	19.5%	17.8%
Operating earnings	11.8%	14.5%
Income from continuing operations before income taxes	10.6%	13.5%
Income from continuing operations	8.9%	11.0%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended September 30
Segment Information

	Quarter Ended September 30,
	2009	2008
	(in millions)
Revenues:
Electrical Products	$1,147.2	$1,526.0
Tools	139.2	201.7

Total	$1,286.4	$1,727.7

Segment Operating Earnings:
Electrical Products	$173.5	$249.7
Tools	6.8	24.1

Total Segment Operating Earnings	180.3	273.8
General Corporate Expense	21.5	23.9
Restructuring and asset impairment charges	6.5	—
Interest expense, net	15.9	17.3

Income from continuing operations before income taxes	$136.4	$232.6

	Quarter Ended June 30,
	2009	2008
Return on Sales:
Electrical Products	15.1%	16.4%
Tools	4.9%	11.9%
Total Segments	14.0%	15.8%

Impact of Unusual Items

	Income from
	Continuing			Continuing
	Operations		Income from	Operations
	Before	Income	Continuing	Net Income Per
	Income Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported three months ended September 30,	$136.4	$22.1	$114.3	$.68	$.68
2009
Restructuring and asset impairment charges	6.5	1.2	5.3	.03	.03
Tax Benefits	—	1.2	(1.2)	(.01)	(.01)

Excluding adjustments	$142.9	$24.5	$118.4	$.70	$.70

Reported three months ended September 30,	$232.6	$43.4	$189.2	$1.09	$1.08
2008
Tax Benefits — settlements	—	18.3	(18.3)	(.11)	(.11)

Excluding adjustments	$232.6	$61.7	$170.9	$.98	$.97

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended September 30
Segment Information

	Nine Months Ended
	September 30,
	2009	2008
	(in millions where applicable)
Revenues	$3,813.0	$4,998.1
Cost of sales	2,646.3	3,348.1
Selling and administrative expenses	757.4	923.7
Restructuring and asset impairment charges	25.7	7.6

Operating earnings	383.6	718.7
Interest expense, net	47.4	50.5

Income from continuing operations before income taxes	336.2	668.2
Income taxes	51.4	163.7

Income from continuing operations	284.8	504.5
Income related to discontinued operations (net of income taxes)	25.5	16.6

Net income	$310.3	$521.1

Net Income Per Common share:
Basic:
Continuing operations	$1.71	$2.88
Discontinued operations	.15	.10

Net Income	$1.86	$2.98

Diluted:
Continuing operations	$1.69	$2.85
Discontinued operations	.15	.09

Net Income	$1.84	$2.94

Shares Utilized in Computation of Income Per Common Share:
Basic	167.1 million	175.0 million
Diluted	168.2 million	177.2 million

PERCENTAGE OF REVENUES

	Nine Months Ended
	September 30,
	2009	2008
Revenues	100.0%	100.0%
Cost of sales	69.4%	67.0%
Selling and administrative expenses	19.9%	18.5%
Operating earnings	10.1%	14.4%
Income from continuing operations before income taxes	8.8%	13.4%
Income from continuing operations	7.5%	10.1%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Nine Months Ended September 30
Segment Information

	Nine Months Ended
	September 30,
	2009	2008
	(in millions)
Revenues:
Electrical Products	$3,408.8	$4,397.6
Tools	404.2	600.5

Total	$3,813.0	$4,998.1

Segment Operating Earnings:
Electrical Products	$467.0	$732.2
Tools	5.8	63.6

Total Segment Operating Earnings	472.8	795.8
General Corporate Expense	63.5	69.5
Restructuring and asset impairment charges	25.7	7.6
Interest expense, net	47.4	50.5

Income from continuing operations before income taxes	$336.2	$668.2

	Nine Months Ended
	September 30,
	2009	2008
Return on Sales:
Electrical Products	13.7%	16.6%
Tools	1.4%	10.6%
Total Segments	12.4%	15.9%

Impact of Unusual Items

	Income from
	Continuing			Continuing
	Operations		Income from	Operations
	Before	Income	Continuing	Net Income Per
	Income Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported nine months ended September 30, 2009	$336.2	$51.4	$284.8	$1.71	$1.69
Restructuring and asset impairment charges	25.7	4.9	20.8	.13	.13
Tax benefits	—	9.6	(9.6)	(.06)	(.06)

Excluding adjustments	$361.9	$65.9	$296.0	$1.78	$1.76

Reported nine months ended September 30, 2008	$668.2	$163.7	$504.5	$2.88	$2.85
Restructuring charges	7.6	2.2	5.4	.03	.03
Currency related losses	0.3	0.2	0.1	.00	.00
Tax benefits	—	22.9	(22.9)	(.13)	(.13)

Excluding adjustments	$676.1	$189.0	$487.1	$2.78	$2.75

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	September 30,	December 31,
	2009	2008
	(in millions)
ASSETS
Cash and cash equivalents	$658.4	$258.8
Investments	3.6	21.9
Receivables	875.8	1,011.4
Inventories	502.7	641.8
Current discontinued operations receivable	13.4	17.5
Deferred income taxes and other current assets	223.9	246.5

Total current assets	2,277.8	2,197.9

Property, plant and equipment, less accumulated depreciation	709.6	728.2
Goodwill	2,635.8	2,567.3
Long-term discontinued operations receivable	166.6	174.8
Deferred income taxes and other noncurrent assets	456.8	496.7

Total assets	$6,246.6	$6,164.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$9.4	$25.6
Accounts payable	428.0	492.5
Accrued liabilities	541.7	618.7
Current discontinued operations liability	49.8	50.4
Current maturities of long-term debt	277.3	275.0

Total current liabilities	1,306.2	1,462.2

Long-term debt	922.6	932.5
Postretirement benefits other than pensions	68.7	71.2
Long-term discontinued operations liability	747.2	764.7
Other long-term liabilities	330.1	326.9

Total liabilities	3,374.8	3,557.5

Common stock	1.7	1.7
Capital in excess of par value	—	-
Retained earnings	3,135.7	2,935.4
Accumulated other nonowner changes in equity	(265.6)	(329.7)

Total shareholders’ equity	2,871.8	2,607.4

Total liabilities and shareholders’ equity	$6,246.6	$6,164.9

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Nine Months Ended September 30,
	2009	2008
	(in millions)
Cash flows from operating activities:
Net income	$310.3	$521.1
Adjust: Income related to discontinued operations	(25.5)	(16.6)

Income from continuing operations	284.8	504.5
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	108.1	106.8
Deferred income taxes	(13.7)	1.7
Excess tax benefits from stock options and awards	1.6	(8.6)
Restructuring and asset impairment charges	25.7	7.6
Changes in assets and liabilities(1)
Receivables	163.4	(123.4)
Inventories	153.5	(53.6)
Accounts payable and accrued liabilities	(156.9)	28.8
Discontinued operations assets and liabilities, net	35.9	6.9
Other assets and liabilities, net	36.0	99.1

Net cash provided by operating activities	638.4	569.8

Cash flows from investing activities:
Proceeds from short-term investments	19.1	56.4
Proceeds from cash restricted for business acquisitions	—	290.1
Capital expenditures	(70.8)	(95.5)
Cash paid for acquired businesses	(21.8)	(270.8)
Proceeds from sales of property, plant and equipment and other	1.4	(0.9)

Net cash used in investing activities	(72.1)	(20.7)

Cash flows from financing activities:
Proceeds from issuance of debt	—	297.6
Debt issuance costs	(1.7)	(0.6)
Proceeds from debt derivatives	—	0.5
Repayments of debt	(24.6)	(380.0)
Dividends	(125.7)	(126.9)
Purchases of common shares	(26.0)	(325.2)
Excess tax benefits from stock options and awards	(1.6)	8.6
Proceeds from exercise of stock options and other	4.5	17.0

Net cash used in financing activities	(175.1)	(509.0)

Effect of exchange rate changes on cash and cash equivalents	8.4	(12.2)

Increase in cash and cash equivalents	399.6	27.9
Cash and cash equivalents, beginning of period	258.8	232.8

Cash and cash equivalents, end of period	$658.4	$260.7

(1) Net of the effects of translation and acquisitions

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	September 30,	December 31,
	2009	2008
	(in millions where applicable)
Short-term debt	$9.4	$25.6
Current maturities of long-term debt	277.3	275.0
Long-term debt	922.6	932.5

Total debt	1,209.3	1,233.1
Total shareholders’ equity	2,871.8	2,607.4

Total capitalization	$4,081.1	$3,840.5

Total debt-to-total-capitalization ratio	29.6%	32.1%
Total debt	$1,209.3	$1,233.1
Less: Cash and cash equivalents	658.4	258.8
Investments	3.6	21.9

Net debt	$547.3	$952.4

Total capitalization	$4,081.1	$3,840.5
Less: Cash and cash equivalents	658.4	258.8
Investments	3.6	21.9

Total capitalization net of cash and investments	$3,419.1	$3,559.8

Net debt-to-total-capitalization ratio	16.0%	26.8%

Free Cash Flow Reconciliation

	Nine Months Ended September 30,
	2009	2008
	(in millions)
Net cash provided by operating activities	$638.4	$569.8
Less capital expenditures	(70.8)	(95.5)
Add proceeds from sales of property,	1.4	(0.9)
plant and equipment and other

Free cash flow	$569.0	$473.4

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